                                                                    Exhibit (13)

               PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                        Variable Annuity Separate Account


                             MONEY MARKET SUBACCOUNT


7-DAY CURRENT YIELD

   CURRENT YIELD           =   ((NCS-ES)/UV /7) x 365

   where NCS               =   the net change in the value of the Portfolio
                               (exclusive of realized gains or losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Subaccount unit

   ES                      =   AAC + ADMIN

   where ES                =   per unit expenses of the Subaccount for the 7-day
                               period

   AAC                     =   per unit Annual Annuity Charges deducted for the
                               7-day period

   ADMIN                   =   per unit Administration Charges deducted for the
                               7-day period

                           =   (40 / AAV / 365)

   where AAV               =   average account value of contracts on the last
                               day of the 7-day period

                           =   $40,000

   UV                      =   the unit value on the first day of the 7-day
                               period

                           =   10.0000

DATE                         NCS                 AAC                ADMIN
Dec 31                    .00145279           .00003836           .00000274
Dec 30                    .00154151           .00003836           .00000274
Dec 29                    .00149846           .00003836           .00000274
Dec 28                    .00157104           .00003836           .00000274
Dec 27                    .00152850           .00011507           .00000822
Dec 26                           --                  --                  --
Dec 25                           --                  --                  --
                          ---------           ---------           ---------
                          .00759230           .00026851           .00001918

((.00759230 - .00026851 - .00001918)/10 / 7) x 365 = 3.81% = 7-day Current Yield
at December 31, 1999

7-DAY EFFECTIVE YIELD

   EFFECTIVE YIELD         =  (1 + (NCS - ES) /UV) (365/7) - 1

                           =  3.88% = 7-Day Effective Yield at December 31, 1999

Average Annual Total Return

Total Return =      ((ERV/P) (1/n) - 1)
where      P =      a hypothetical initial investment of $1,000

           n =      number of years

         ERV =      the ending redeemable value, reflecting surrender charges.

             =      EV - SC

          EV = the ending value, at the end of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed all dividends and capital gains distributions are reinvested.

             =      1,000 x (EUV / BUV - ADMIN)

         EUV =      Unit value at the end of the period

         BUV =      Unit value at the beginning of the period

       ADMIN = Annual Administrative Fee attributable to the hypothetical account for the period

             =      (40 / AAV / 365) x No. of days in the period

         AAV =      Average Account Value of contracts on last day of the period

             =      $40,000

          SC = Surrender Charge assuming surrender at the end of the applicable period

             =      SC% x (Minimum of P and (EV - FPA% x CAVSY))

         SC% = Surrender Charge percentage assuming surrender at the end of the applicable period (See Surrender Charge.)

        FPA% = Free Partial Amount percentage assuming surrender at the end of the applicable period (See Free Partial Amount.)

       CAVSY =      Contact Account Value at start of Contract Year(P in year 1)

             =      EV / DF

          DF =      Discount Factor

             =      ((EV / P) (1/n)) (m)

           m = number of years from the start of the Contract Year to the end of the applicable period


MARKET STREET FUND GROWTH SUBACCOUNT

1 Year (12/31/98 to 12/31/99)

          EV =      1,000 x (1082.2247 / 1065.6727 - .001) = 1,014.53

          SC =      .07 x (Minimum of $1,000 and (1,014.53 - .1 x 1,000.00))

             =      73.16

       CAVSY =      1,000.00

         ERV =      1,014.53 - 64.02 = 950.51

Total Return =      (950.51 / 1,000)  - 1 = -4.95%

5 Year (12/31/94 to 12/31/99)

          EV =      1,000 x (1082.2247 / 511.4457 - .005) = 2,111.01

          SC =      .04 x (Minimum of $1,000 and (2,111.01 - .5 x 1,817.99))

             =      40.00

       CAVSY =      2,111.01 / 1.1612

             =      1,817.99

          DF =      ((2,111.01 / 1,000.00) (1/5)) (1)

             =      1.1612

         ERV =      2,111.01 - 40.00 = 2,071.01

Total Return =      (2,071.01 / 1,000) (1/5) - 1 = 15.67%

Since Inception (4/14/92 to 12/31/99)

          EV =      1,000 x (1082.2247 / 457.3651 - .00771) = 2,358.51

          SC =      .01 x (Minimum of $1,000 and (2,358.51 - .5 x 2,179.16))

             =      10.00

       CAVSY =      2,358.51 / 1.0823

             =      2,179.16

          DF =      ((2,358.51 / 1,000.00) (1/7.7111)) (.7111)

             =      1.0823

         ERV =      2,358.51 - 10.00 = 2,348.51

Total Return =      (2,348.51 / 1,000)(1/7.7111) - 1 = 11.71%


MARKET STREET FUND BOND SUBACCOUNT

1 Year (12/31/98 to 12/31/99)

          EV =      1,000 x (608.1934 / 637.9203 - .001) = 952.40

          SC =      .07 x (Minimum of $1,000 and (952.40 - .1 x 1,000.00))

             =      59.67

       CAVSY =      1,000.00

         ERV =      952.40 - 59.67 = 892.73

Total Return =      (892.73 / 1,000)  - 1 = -10.73%

5 Year (12/31/94 to 12/31/99)


          EV =      1,000 x (608.1934 / 459.5487 - .005) = 1,318.46

          SC =      .04 x (Minimum of $1,000 and (1,318.46 - .5 x 1,247.48))

             =      27.79

       CAVSY =      1,318.46 / 1.0569

             =      1,247.48

          DF =      ((1,318.46 / 1,000.00) (1/5)) (1)

             =      1.0569

         ERV =      1,318.46 - 27.79 = 1,290.67

Total Return =      (1,290.67 / 1,000)(1/5) - 1 = 5.24%

Since Inception (4/14/92 to 12/31/99)

          EV =      1,000 x (608.1934 / 431.1657 - .00771) = 1,402.87

          SC =      .01 x (Minimum of $1,000 and (1,402.87 - .5 x 1,359.77))

             =      7.23

       CAVSY =      1,402.87 / 1.0317

             =      1,359.77

          DF =      ((1,402.87 / 1,000.00) (1/7.7111)) (.7111)

             =      1.0317

         ERV =      1,402.87 - 7.23 = 1,395.64

Total Return =      (1,395.64 / 1,000)(1/7.7111) - 1 = 4.42%

MARKET STREET FUND MONEY MARKET SUBACCOUNT

1 Year (12/31/98 to 12/31/99)

          EV =      1,000 x (618.7272 / 598.0598 - .001) = 1,033.56

          SC =      .07 x (Minimum of $1,000 and (1,033.56 - .1 x 1,000.00))

             =      65.35

       CAVSY =      1,000.00

         ERV =      1,033.56 - 65.35 = 968.21

Total Return =      (968.21 / 1,000)  - 1 = -3.18%

5 Year (12/31/94 to 12/31/99)

          EV =      1,000 x (618.7272 / 513.3015 - .005) = 1,200.39

          SC =      .08 x (Minimum of $1,000 and (1,200.39 - .5 x 1,157.34))

             =      24.87

       CAVSY =      1,200.39 / 1.0372

             =      1,157.34

          DF =      ((1,200.39 / 1,000.00) (1/5)) (1)

             =      1.0372

         ERV =      1,200.39 - 24.87 = 1,175.52

Total Return =      (1,175.52 / 1,000)(1/5)  - 1 = 3.29%

Since Inception (4/14/92 to 12/31/99)

          EV =      1,000 x (618.7272 / 490.3156 - .00771) = 1,254.19

          SC =      .01 x (Minimum of $1,000 and (1,254.19 - .5 x 1,228.27))

             =      6.40

       CAVSY =      1,254.19 / 1.0211

             =      1,228.27

          DF =      ((1,254.19 / 1,000.00) (1/7.7111)) (.7111)

             =      1.0211

         ERV =      1,254.19 - 6.40 = 1,247.79

Total Return =      (1,247.79 / 1,000)(1/7.7111) - 1 = 2.91%

Other Average Annual Total Return

Total Return =      ((EV/P) (1/n) - 1)
where      P =      a hypothetical initial investment of $1,000

           n =      number of years

          EV = the ending value, at the end of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed all dividends and capital gains distributions are reinvested.

             =      1,000 x (EUV / BUV - ADMIN)

         EUV =      Unit value at the end of the period

         BUV =      Unit value at the beginning of the period

       ADMIN = Annual Administrative Fee attributable to the hypothetical account for the period

             =      (40 / AAV / 365) x No. of days in the period

         AAV =      Average Account Value of contracts on last day of the period

             =      $40,000


MARKET STREET FUND GROWTH SUBACCOUNT

1 Year (12/31/98 to 12/31/99)

          EV =      1,000 x (1082.2247 / 1065.6727 - .001) = 1,014.53

Total Return =      (1,014.53 / 1,000)  - 1 = 1.45%

5 Year (12/31/94 to 12/31/99)

          EV =      1,000 x (1082.2247 / 511.4457 - .005) = 2,111.01

Total Return =      (2,111.01 / 1,000)(1/5)  - 1 = 16.12%

Since Inception (4/14/92 to 12/31/99)

          EV =      1,000 x (1082.2247 / 457.3651 - .00771) = 2,358.51

Total Return =      (2,358.51 / 1,000)(1/7.7111) - 1 = 11.77%


MARKET STREET FUND BOND SUBACCOUNT

1 Year (12/31/98 to 12/31/99)

          EV =      1,000 x (608.1934 / 637.9203 - .001) = 952.40

Total Return =      (952.40 / 1,000)  - 1 = -4.76%

5 Year (12/31/94 to 12/31/99)

          EV =      1,000 x (608.1934 / 459.5487 - .005) = 1,318.46

Total Return =      (1,318.46 / 1,000)(1/5) - 1 = 5.68%

Since Inception (4/14/92 to 12/31/99)

          EV =      1,000 x (608.1934 / 431.1657 - .00771) = 1,402.87

Total Return =      (1,402.87 / 1,000)(1/7.7111) - 1 = 4.49%

MARKET STREET FUND MONEY MARKET SUBACCOUNT

1 Year (12/31/98 to 12/31/99)

          EV =      1,000 x (618.7272 / 598.0598 - .001) = 1,033.56

Total Return =      (1,033.56 / 1,000)  - 1 = 3.36%

5 Year (12/31/94 to 12/31/99)

          EV =      1,000 x (618.7272 / 513.3015 - .005) = 1,200.39

Total Return =      (1,200.39 / 1,000)(1/5) - 1 = 3.72%

Since Inception (4/14/92 to 12/31/99)

          EV =      1,000 x (618.7272 / 490.3156 - .00771) = 1,254.19

Total Return =      (1,254.19 / 1,000)(1/7.7111) - 1 = 2.98%